EXHIBIT 2.1

                                                                  EXECUTION COPY
                                                              SEPTEMBER 17, 2001

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                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                ZENASCENT, INC.,


                              ZENASCENT NEWCO INC.,


                          CEDRIC KUSHNER BOXING, INC.,


                        CEDRIC KUSHNER PROMOTIONS, LTD.,


                                 CEDRIC KUSHNER

                                       AND

                                 JAMES DiLORENZO





                         DATED AS OF SEPTEMBER 17, 2001


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                          AGREEMENT AND PLAN OF MERGER

      THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of September 17, 2001, by and among ZENASCENT, INC., a Delaware corporation ("Acquiror"), ZENASCENT NEWCO INC., a Delaware corporation and wholly owned subsidiary of Acquiror ("Newco"), CEDRIC KUSHNER BOXING, INC., a Delaware corporation ("Boxing") and the holder of all of the issued and outstanding capital stock of CEDRIC KUSHNER PROMOTIONS, LTD., a New York corporation ("CKP"), CKP, CEDRIC KUSHNER ("Kushner") and JAMES DiLORENZO ("DiLorenzo" and, together with Kushner, the "Stockholders").

                                    RECITALS

      WHEREAS, on August 2, 2001, Acquiror, Newco, Boxing, Kushner and DiLorenzo entered into an Agreement and Plan of Merger (the "Original Agreement");

      WHEREAS, the parties desire to amend and restate the Original Agreement as provided herein;

      WHEREAS, Acquiror and Boxing have determined that it is in the best interests of their respective stockholders for Newco to merge with and into Boxing upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the respective Boards of Directors of Acquiror, Newco and Boxing have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and

      WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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                                   ARTICLE 1.

                      MERGER OF NEWCO WITH AND INTO BOXING
                               AND RELATED MATTERS

      1.1 THE MERGER.

      (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), Newco shall be merged with and into Boxing (the "Merger") in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), the separate corporate existence of Newco shall cease and Boxing shall continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 251 of the DGCL.

      (b) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable on or after the Merger Closing Date (as defined in Section 2.3). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as provided in the Certificate of Merger pursuant to the mutual agreement of Acquiror and Boxing (the "Effective Time").

      (c) At the Effective Time:

          (i) Boxing shall continue its existence under the laws of the State of Delaware as the Surviving Corporation;

          (ii) the separate corporate existence of Newco shall cease;

          (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by Newco or Boxing shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of Boxing or Newco shall be allocated to the Surviving Corporation, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Corporation, shall be liable therefor;

          (iv) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Boxing as in effect immediately prior to the consummation of the Merger;

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          (v) the By-Laws of the Surviving Corporation shall be the By-Laws of
Boxing as in effect immediately prior to the consummation of the Merger, and shall continue in full force and effect until thereafter amended as provided by law and such By-Laws;

          (vi) the officers and directors of the Surviving Corporation shall be the officers and directors of Boxing as of the time immediately preceding the Effective Time and such persons shall serve in such positions for their respective terms provided by law or in the By-Laws of the Surviving Corporation and until their respective successors are elected and qualified; and

          (vii) the officers and directors of the Acquiror set forth on Schedule 1.1(c)(vii)(x) shall resign upon the Effective Time and the officers and directors of the Acquiror shall consist of those individuals identified on
Schedule 1.1(c)(vii)(y), and such persons shall serve in such positions for their respective terms provided by law or in the By-Laws of the Acquiror and until their respective successors are elected and qualified. For a period of at least one year following the Effective Time, one person, who shall be reasonably acceptable to the Stockholders, designated by the directors set forth on
Schedule 1.1(c)(vii)(x) shall serve as a director of the Acquiror (the "Continuing Director"). In order to enable the persons set forth on Schedule 1.1(c)(vii)(y) to serve as directors as of the Effective Time, at least ten (10) days prior to the Effective Time, Acquiror shall, in compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prepare and file with the Securities and Exchange Commission (the "SEC") and cause to be transmitted to its stockholders the information required under Regulation 14(f)-1.

      1.2 CONVERSION OF STOCK; CONVERSION OF OUTSTANDING OPTIONS.

      (a) Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (i) the shares representing 100% of the issued and outstanding common stock, par value $0.01 per share, of Boxing ("Boxing Common Stock") as of the Merger Closing shall be converted into and represent the right to receive, and shall be exchangeable for a pro rata portion of the merger consideration identified at Section 1.3 hereafter (the "Merger Consideration");

          (ii) each share of capital stock of Boxing held in treasury as of the Effective Time shall be canceled without payment of any consideration therefor and without any conversion thereof;

          (iii) each share of common stock, $0.01 par value per share, of Newco (the "Newco Common Stock") issued and outstanding prior to the Effective Time shall be converted into and become a like number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation.

      (b) Transfer; Delivery of Certificates after Effective Time. From and after the Effective Time, there shall be no transfers on the stock transfer books of Boxing of shares of Boxing Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Boxing Common Stock that were outstanding immediately prior to the Effective Time shall be delivered to Boxing, they shall be cancelled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement.

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      1.3 MERGER CONSIDERATION.

      (a) The Merger Consideration, consisting of the total purchase price payable to the Stockholders in connection with the acquisition by merger of Boxing, shall be delivered and shall consist exclusively of:

          (i) Upon the Merger Closing, shares of Series C Convertible Preferred Stock, par value $0.01 per share, of the Acquiror (the "Series C Stock"), that are convertible into the number (the "Initial Conversion Number") of shares of common stock, $0.01 par value per share, of Acquiror (the "Acquiror Common Stock") determined according to the following calculation: 25,000,000 minus (the Series B Conversion Number (as defined herein) plus the Base Share Number). The Series C Stock shall be convertible into such shares of Acquiror Common Stock in accordance with the terms of, and the Series C Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (the "Certificate of Designation"), the form of which is attached hereto and made a part hereof as Exhibit 1.3(a)(i) and which will be duly authorized, approved and filed with the State of Delaware by Acquiror prior to the Effective Time;

          (ii) On December 31, 2002, the number (the "Deferred Share Number") of additional shares of the Acquiror Common Stock (the "Deferred Shares") determined according to the following calculation: 17,200,000 minus the Initial Conversion Number;

          (iii) On June 30, 2003, if the Gross Revenues of the Surviving Corporation for the 12 months ending on December 31, 2002 exceed $12,000,000, the number (the "Earnout Number") of additional shares of the Acquiror Common Stock (the "First Earnout Shares") determined according to the following calculation ((the Series B Conversion Number plus the Base Share Number) times 1.857143) minus (17,200,000 divided by 2); and

          (iv) On June 30, 2004, if the Gross Revenues of the Surviving Corporation for the 12 months ending on December 31, 2003 exceed $14,000,000, a number of additional shares of the Acquiror Common Stock (the "Second Earnout Shares" and, together with the First Earnout Shares, the "Earnout Shares") equal to the Earnout Number.

      (b) Notwithstanding anything to the contrary contained herein, if the Gross Revenues of the Surviving Corporation for the (i) 24 months ended December 31, 2004 exceed $26,000,000, the Stockholders shall be entitled to receive the First Earnout Shares and the Second Earnout Shares.

      (c) It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

      (d) The Series C Stock, the Deferred Shares and, if issued, (i) the shares of Acquiror Common Stock issued upon conversion of the Series C Stock (the "Conversion Shares" and, together with the Deferred Shares and the Earnout Shares, the "Merger Shares") and (ii) the Earnout Shares, shall be fully paid and non-assessable and shall be free and clear of all liens,

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levies and encumbrances, except that such shares shall be "restricted securities" pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      1.4 CERTAIN INTERIM FINANCINGS.

          As a condition precedent to Boxing's obligations under this Agreement, Acquiror shall, no later than September 28, 2001, have (i) consummated a sale of Series B Convertible Preferred Stock (the "Series B Stock") that is convertible into shares of Acquiror Common Stock with gross proceeds to Acquiror of at least $2,500,000 (the "Acquiror Financing") and (ii) loaned to CKP, for a period of one year and at an annual interest rate of ten percent (10%), at least $652,500 (the "Bridge Loan Amount") of the proceeds of the Acquiror Financing (the "Bridge Loan"). CKP acknowledges that $50,000 of the Bridge Loan Amount has already been advanced to CKP. The Series B Stock shall have rights, preferences and designations which are acceptable to Boxing. The Series B Stock shall be convertible into Acquiror Common Stock on a per share of Acquiror Common Stock basis (the "Series B Conversion Price") equal to the average of the five (5) lowest closing bid prices of the Acquiror Common Stock during twenty-two (22) trading days immediately preceding the Merger Closing; provided, however, that the Series B Conversion Price shall not be lower than $0.68 or higher than $1.00. The number of shares of Acquiror Common Stock into which all shares of Series B Stock sold in the Acquiror Financing are convertible in referred to herein as the "Series B Conversion Number" and such shares are referred to herein as the "Series B Conversion Shares." This Section 1.4 is intended to be consistent with the provisions of that certain Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock, which shall be acceptable to Boxing and Acquiror.

      1.5 ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION.

          Each of Acquiror, Newco, Boxing, Kushner and DiLorenzo, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the DGCL as promptly as possible.

      1.6 NO FURTHER RIGHTS OR TRANSFERS.

          At and after the Effective Time, the Boxing Common Stock outstanding immediately prior to the Effective Time shall cease to be issued and outstanding or to provide the holder thereof any rights as a stockholder of Boxing, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration to be received in the Merger as provided in this Agreement.

                                   ARTICLE 2.

                                  THE CLOSINGS

      2.1 BRIDGE LOAN CLOSING DATE.

          Subject to satisfaction or waiver of all conditions precedent set forth in Sections 6.1(a) and 6.2(a) of this Agreement, the closing of the Bridge Loan (the "Bridge Loan Closing") shall take place at the offices of Greenberg Traurig, LLP, at 200 Park Avenue, New York, New

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York 10166 on (a) the day on which the last of the conditions precedent set forth in Sections 6.1(a) and 6.2(a) of this Agreement are fulfilled or waived or
(b) at such other time, date and place as the parties may agree, but in no event shall such date be later than September 28, 2001 unless such date is extended by the mutual agreement of the parties. The date that the Bridge Loan Closing occurs is referred to herein as the "Bridge Loan Closing Date."

      2.2 BRIDGE LOAN CLOSING.

          At the Bridge Loan Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

      (a) Boxing shall deliver, or cause to be delivered, to the Acquiror and Newco, the following documents and shall take the following actions:

          (i) A certificate of the Secretary of Boxing certifying that the Stockholders have approved the Merger, this Agreement, and the transactions contemplated hereby in accordance with applicable law and Boxing's Certificate of Incorporation and By-Laws;

          (ii) Boxing shall execute and deliver to its counsel, Greenberg Traurig, LLP ("GT"), a Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

          (iii) A certificate shall be executed by an authorized officer of Boxing attesting to the fact that all representations and warranties made by Boxing in this Agreement are true and correct on and as of the Bridge Loan Closing, as though originally given to Acquiror and Newco on said date;

          (iv) A certificate of good standing shall be delivered by Boxing from the Secretary of State of the State of Delaware, dated at or about the Bridge Loan Closing Date;

          (v) An incumbency certificate shall be delivered by Boxing signed by all of the officers and directors thereof dated at or about the Bridge Loan Closing Date;

          (vi) The Certificate of Incorporation of Boxing, certified by the Secretary of State of the State of Delaware at or about the Bridge Loan Closing Date, and a copy of the By-Laws of Boxing certified by the Secretary of Boxing, dated at or about the Bridge Loan Closing Date, shall be delivered by Boxing;

          (vii) Board and stockholder resolutions shall be delivered by the Secretary of Boxing dated at or about the Bridge Loan Closing Date authorizing the transactions contemplated by this Agreement; and

          (viii) Such other documents and agreements as reasonably requested by Acquiror and Newco to effectively consummate the transactions contemplated under this Agreement.

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      (b) Acquiror and Newco will deliver, or shall cause to be delivered, to
Boxing, the following documents and shall take the following actions:

          (i) Acquiror shall deliver to CKP the Bridge Loan Amount;

          (ii) Newco shall, if necessary, execute and deliver to GT the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

          (iii) A certificate shall be executed by an authorized officer of
Acquiror:

                (A) attesting to the fact that all representations and warranties made by Acquiror under this Agreement are true and correct on and as of the Bridge Loan Closing, as though originally given to Boxing on said date; and

                (B) attesting to the fact that (x) the Acquiror Financing has been consummated and Acquiror has received the proceeds of such financing and
(y) the total fees paid by Acquiror in connection with the Acquiror Financing do not exceed 13% of the gross proceeds thereof.

          (iv) A certificate shall be executed by an authorized officer of Newco to the effect that all representations and warranties made by Newco under this Agreement are true and correct on and as of the Bridge Loan Closing, as though originally given to Boxing on said date;

          (v) A certificate of good standing shall be delivered by Acquiror from the Secretary of State of the State of Delaware, dated at or about the Bridge Loan Closing Date;

          (vi) A certificate of good standing shall be delivered by Newco from the Secretary of State of the State of Delaware, dated at or about the Bridge Loan Closing Date;

          (vii) An incumbency certificate shall be delivered by Acquiror signed by all of its officers and directors dated at or about the Bridge Loan Closing;

          (viii) An incumbency certificate shall be delivered by Newco signed by all of its officers and directors dated at or about the Bridge Loan Closing;

          (ix) A copy of the Certificate of Incorporation of Acquiror and the Certificate of Designation certified by the Secretary of State of the State of Delaware at or about the Bridge Loan Closing Date and a copy of the By-Laws of Acquiror certified by the Secretary of Acquiror dated at or about the Closing;

          (x) A copy of the Certificate of Incorporation of Newco certified by the Secretary of State of the State of Delaware at or about the Bridge Loan Closing Date and a copy of the By-Laws of Newco certified by the Secretary of Newco dated at or about the Bridge Loan Closing Date;

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          (xi) A certified Board resolution shall be delivered by the Secretary of Acquiror dated at or about the Bridge Loan Closing authorizing the transactions contemplated by this Agreement;

          (xii) Certified Board and stockholder resolutions shall be delivered by the Secretary of Newco dated at or about the Bridge Loan Closing authorizing the transactions contemplated by this Agreement; and

          (xiii) Such other documents and agreements as reasonably requested by Boxing to effectively consummate the Bridge Loan.

      2.3 MERGER CLOSING DATE.

          Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Merger (the "Merger Closing") shall take place at the offices of GT at 200 Park Avenue, New York, New York 10166 on (a) the later of: (i) the first Business Day following the day upon which all appropriate Acquiror, Newco and Boxing corporate action has been taken in accordance with Section 3 of this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Sections 6.1(b) and 6.2(b) of this Agreement is fulfilled or waived; or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than October 31, 2001 unless such date is extended by the mutual agreement of the parties. The date that the Merger Closing occurs is referred to herein as the "Merger Closing Date."

      2.4 MERGER CLOSING.

          At the Merger Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

      (a) Boxing shall deliver, or cause to be delivered, to the Acquiror and Newco, the following documents and shall take the following actions:

          (i) A certificate of the President and Secretary of Boxing certifying to the continuing validity in all respects of the certificates delivered pursuant to Section 2.2(a)(i), (ii), (iii), (iv) and (v) as if such certificates had been delivered, and the statements contained therein made, on the Merger Closing Date with respect to the Merger;

          (ii) Boxing shall cause to be filed with the Secretary of State of the State of Delaware the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable; and

          (iii) Such other documents and agreements as reasonably requested by Acquiror and Newco to effectively consummate the transactions contemplated under this Agreement.

      (b) Acquiror and Newco will deliver, or shall cause to be delivered, to Boxing and the Stockholders, the following documents and shall take the following actions:

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          (i) A certificate or certificates representing each Stockholder's allocable portion of the Series C Stock comprising the Merger Consideration;

          (ii) A certificate executed by an authorized officer of Acquiror certifying to the continuing validity in all respects of the certificates delivered pursuant to Section 2.2(b)(iii), (iv), (v), (vi), (vii), (viii) as if such certificates had been delivered, and the statements contained therein made, on the Merger Closing Date with respect to the Merger;

          (iii) A certificate shall be executed by an authorized officer of Acquiror attesting to the fact that:

                (A) the Acquiror Financing has been consummated, Acquiror has received at least 87% of the gross of such financing; and

                (B) Net Cash On Hand (as defined herein) shall be at least $1,885,000 less any amounts advanced to Boxing or CKP with respect to the Bridge Loan;

          (iv) Each of the officers and directors of Acquiror shall have tendered their resignation in form and substance satisfactory to Boxing and there shall not be any continuing obligation, financial or otherwise, to such persons except as set forth on Schedule 4.2(o);

          (v) Acquiror shall pay the Severance Payments (as defined herein); and

          (vi) Such other documents and agreements as reasonably requested by Boxing or the Stockholders to effectively consummate the transactions contemplated under this Agreement.

                                   ARTICLE 3.

                            CERTAIN CORPORATE ACTION

      3.1 BOXING ACTION.

          Boxing shall cause to occur all corporate and stockholder action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

      3.2 ACQUIROR AND NEWCO CORPORATE ACTION.

          Acquiror and Newco shall cause to occur all corporate and stockholder action necessary to effect the Bridge Loan and the Merger. Without limiting the generality of the foregoing, prior to the Bridge Loan Closing, Acquiror shall have adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designation.

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                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

      4.1 REPRESENTATIONS AND WARRANTIES OF BOXING, CKP AND THE STOCKHOLDERS

          As a material inducement to Acquiror and Newco to execute this Agreement and consummate the Bridge Loan, the Merger and other transactions contemplated hereby, Boxing, CKP and the Stockholders hereby make the following representations and warranties to Acquiror and Newco. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on each Closing Date as though made on and as of such date, except in those instances where actions taken pursuant to and in accordance with this Agreement with respect to the Big Content Merger Agreement (as defined herein) cause such representations and warranties to no longer be true and correct.

      (a) Corporate Existence and Power.

          (i) Boxing is a corporation duly incorporated and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Except as set forth on
Schedule 4.1(a), Boxing is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and By-Laws of Boxing, as amended to date, are attached hereto as Schedule 4.1(a) and are made a part hereof.

          (ii) Boxing owns no equity interest in any entity, other than a 100% equity interest in (A) CKP and (B) Cedric Kushner Sports Network, Ltd, an inactive New York corporation without any material liabilities.

          (iii) CKP is a corporation duly incorporated and validly existing under the laws of the State of New York, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. CKP owns no interest in any other entity other than a right to acquire the majority of the equity interest in Big Content, Inc., a Delaware corporation ("Big Content").

      (b) Due Authorization and Requisite Approvals.

          (i) This Agreement has been duly authorized, executed and delivered by Boxing and constitutes a valid and binding agreement of Boxing, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Bridge Loan Closing Date,

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all corporate action on the part of Boxing required under applicable law in order to consummate the Merger will have occurred; and

          (ii) This Agreement has been duly authorized, executed and delivered by each of the Stockholders and constitutes a valid and binding agreement of each of the Stockholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles.

          (iii) The Board of Directors of Boxing has approved the execution of this Agreement and the consummation of the Merger and related actions contemplated hereby.

      (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not:

          (i) conflict with or result in any violation of any provision of the Articles of Incorporation or By-Laws of Boxing;

          (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, or, to the best of its Knowledge, statute, law, ordinance, rule or regulation applicable to Boxing or CKP, or any of their respective properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of Boxing or CKP, except such as is not reasonably likely to have a Material Adverse Effect or prevent Boxing from consummating the transactions contemplated by this Agreement; or

          (iii) except as set forth on Schedule 4.1(c), require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, except the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

      (d) Capitalization and Share Ownership.

          (i) The authorized capital stock of Boxing consists of 1,000 shares of Boxing Common Stock. There are currently 429.5 shares of Boxing Common Stock outstanding, all of which are owned by the Stockholders. The outstanding shares of capital stock of Boxing have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d)(i) and Schedule 4.1(d)(i), there are outstanding (A) no shares of capital stock or other voting securities of Boxing, (B) no securities of Boxing convertible into or exchangeable for shares of capital stock or voting securities of Boxing and (C) no options, warrants or other rights to acquire from Boxing or any other person, and no obligation of Boxing to issue, any capital stock, voting securities or securities convertible

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into or exchangeable for capital stock or voting securities of Boxing, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of Boxing. The Boxing Common Stock to be surrendered in the Merger will be owned of record and beneficially by the Stockholders, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. Except for a warrant (the "Wilshire Warrant") issued by Kushner to Wilshire Advisers LLC pursuant to which Kushner has agreed to sell
7.5 shares of Boxing Common Stock, there are no agreements (other than as set forth in this Agreement) to sell, pledge, assign or otherwise transfer such securities. In order to effect its obligations under this Agreement with respect to Big Content and the Big Content Merger Agreement (as defined herein), Boxing will, prior to the Merger, amend and restate its Certificate of Incorporation to provide for the issuance of shares of preferred stock and issue preferred stock to consummate the transactions contemplated by the Big Content Merger Agreement. Boxing will not have any liability with respect to the Wilshire Warrant.

          (ii) The authorized capital stock of CKP consists solely of 200 shares of common stock, no par value per share ("CKP Common Stock"). There are currently 151 shares of CKP Common Stock outstanding, all of which are owned by Boxing free and clear of all liens and encumbrances of any kind and nature. Such shares of CKP Common Stock have not been sold, pledged, assigned or otherwise transferred, and there are no agreements to sell, pledge, assign or otherwise transfer such securities. The outstanding shares of capital stock of CKP have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d)(ii), there are outstanding (A) no shares of capital stock or other voting securities of CKP, (B) no securities of CKP convertible into or exchangeable for shares of capital stock or voting securities of CKP and (C) no options, warrants or other rights to acquire from CKP, Boxing or any other person, and no obligation of CKP to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CKP, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of CKP.

      (e) Financial Statements. Boxing shall prepare and deliver to Acquiror, no less than twenty (20) days prior to the Merger Closing Date, copies of (i) unaudited consolidated financial statements of Boxing and CKP for the six-month period ended June 30, 2001 (the "Interim Statement"); and (ii) audited consolidated financial statements of Boxing and CKP for the fiscal years ended December 31, 1999 and 2000 (the "Audited Statements" and, together with the Interim Statement, the "Financial Statements"). The Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the consolidated financial position of Boxing and CKP as of the dates thereof and the results of operations for the periods then ended.

      (f) Real Properties.

          (i) Boxing does not own or lease any real estate. CKP currently leases real property at those locations identified on Schedule 4.1(f)(i) hereto. CKP does not own or lease any other real estate. None of the leasehold interests held by CKP is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of CKP that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.

          (ii) Except as described on Schedule 4.1(f)(ii) hereto, neither Boxing nor CKP has received any written notice from any governmental entity having jurisdiction over Boxing or CKP or over any of the real property leased by CKP of any violation by Boxing or CKP of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by CKP or of any condemnation or eminent domain proceeding.

          (iii) All of the buildings leased by CKP, and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

          (iv) Except as described on Schedule 4.1(f)(iv), neither Boxing nor CKP is a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein Boxing or CKP is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

          (v) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by CKP have been issued, are fully paid for and are in full force and effect, will survive the Merger Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.

      (g) No Contingent Liabilities. Except as contained within the Financial Statements or otherwise as described on Schedule 4.1(g), at the Closing, neither Boxing nor CKP shall have material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the best Knowledge of Boxing, after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected in this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of Boxing or CKP.

      (h) Litigation. Except as described on Schedule 4.1(h) hereto there is no action, suit, investigation or proceeding (or, to the Knowledge of Boxing, any basis therefor) pending against, or to the Knowledge of Boxing, threatened against or affecting Boxing or CKP or any of their respective properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Boxing or CKP, as applicable, would have a Material

Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

      (i) Taxes. Except as disclosed on Schedule 4.1(i), each of Boxing and CKP has timely filed all tax returns required to be filed by it, or will timely file when due all tax returns required to be filed by it between the date hereof and the Closing. Each of Boxing and CKP has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Boxing and CKP reflect, or will reflect, adequate reserves for all taxes payable by it which have been, or will be, accrued but are not yet due. Neither Boxing nor CKP is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Boxing or CKP. Boxing is not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against Boxing or CKP, asserting any deficiency in the payment of taxes. All taxes which Boxing or CKP is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Except as disclosed on Schedule 4.1(i), neither Boxing nor CKP has been granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Boxing or CKP. There are no tax sharing or tax allocation agreements to which Boxing or CKP is now or ever has been a party. Neither Boxing nor CKP will be required under Section 481(c) of the Code to include any material adjustment in taxable income for any period prior to the Merger. Neither Boxing nor CKP (a) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was either Boxing or CKP) and (b) has any liability for the taxes of any person (other than Boxing or CKP, as applicable) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

      (j) ERISA.

          (i) Neither Boxing nor CKP maintains nor has it ever maintained, administered or contributed to an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (ii) Neither Boxing nor CKP is a party to any multiemployer plan as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plans"), and none of Boxing, CKP nor any of their respective affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.

          (iii) Neither Boxing nor CKP is a party to any material employment, severance or other similar contract, arrangement or policy or any plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

      (k) Insurance Coverage. Each of Boxing and CKP maintains in effect insurance (i) on its assets, and upon its business and operations, against loss or damage, risks, hazards and liabilities of the kinds customarily insured against by similar entities engaged in the same or similar businesses in adequate amounts and (ii) required to be carried by it by law or by any contract to which it is a party. All of such policies are in full force and effect and all premiums payable have been paid in full and each of Boxing and CKP, as applicable is in full compliance with the terms and conditions of such policies. Neither Boxing nor CKP has received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by Boxing or CKP pending under any of such policies as to which coverage has been questioned or denied.

      (l) Compliance with Laws. To the best of Boxing's or CKP's Knowledge, neither Boxing nor CKP is in violation of, nor has it violated, any applicable provisions of any laws, statutes, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, to the best Knowledge of Boxing, each of Boxing and CKP has all licenses, permits, certificates and authorizations needed or required for the conduct of its business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

      (m) Investment Banking Fees. Except for a fee payable to Ashwood Capital, Inc., which will be satisfied by the Stockholders, there is no investment banker, broker, finder or other similar intermediary which has been retained by Boxing or the Stockholders, or is authorized by Boxing or the Stockholders to act on their behalf, who might be entitled to any fee or commission from Boxing, the Stockholders, Acquiror, Newco or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

      (n) Personal Property. Each of Boxing and CKP has good and valid title to all of the personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by it, free and clear of any Encumbrance. Each of Boxing and CKP is the owner of all of its personal property now located in or upon its leased premises and of all personal property which is used in the operation of its business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

      (o) Intellectual Property; Intangible Property. The corporate names of Boxing and CKP and the trade names and service marks listed on Schedule 4.1(o) are the only names and service marks which are used by either Boxing or CKP in the operation of its business (the "Names and Service Marks"). Neither Boxing nor CKP has done business or has been known by any other name other than by its Names and Service Marks. Except for rights granted to Big Content, each of Boxing and CKP owns and has the exclusive right within the states and countries in which it operates to use all intellectual property presently in use by it and necessary for the operation of its businesses as now being conducted, which intellectual property includes, but is not limited to, any trademarks, trade names, service marks, including the Names and Service Marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property, including any of the Patents, owned by either Boxing or CKP, with the exception of CKP's obligation to provide programming content to Big Content. No royalties or fees are payable by Boxing or CKP to any third party by reason of the use of any of its intellectual property, including, but not limited to, the Patents. Neither Boxing nor CKP has received notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and there is no reasonable basis for any such charge or claim. There is no presently known or threatened use or encroachment of any such intellectual property, including any of the Patents.

      (p) Accounts Receivable. The accounts receivable of Boxing and CKP referred to within the Financial Statements constitute valid claims in the full amount thereof against the debtors charged therewith on the books of Boxing and have been acquired in the ordinary course of business. Except as set forth in
Schedule 4.1(p), the accounts receivable are fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) in the due course of normal commercial dealings. To the best Knowledge of Boxing, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

      (q) Contracts, Leases, Agreements and Other Commitments. Except as set forth on Schedule 4.1(q), neither Boxing nor CKP is a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $25,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Material Contracts"):

          (i) The leases and agreements described on Schedules 4.1(f), 4.1(q) and 4.1(r)(i); and

          (ii) Agreements entered into in the ordinary course of business involving a maximum possible expenditure or obligation on the part of either Boxing or CKP of more than Ten Thousand Dollars ($10,000) individually.

      The Material Contracts constitute all of the material agreements and instruments which are necessary and desirable to operate the businesses as currently conducted by Boxing and CKP. True, correct and complete copies of each Material Contract described and listed under subsection 4.1(q) will be made available to Acquiror within twenty (20) business days prior to the Closing Date. The term "Material Contract" excludes purchase orders entered into in the ordinary course for personal property or inventory which may be returned to the vendor without penalty. With the exception of the promotional agreement with Hasim Rahman that is subject to litigation, all of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Each of Boxing and CKP and, to the best Knowledge of Boxing, all other parties to all of the Material Contracts have performed all obligations required to be performed to date under such Material Contracts, and neither Boxing nor CKP nor, to the best Knowledge of Boxing, any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Following the Merger, the Surviving Corporation as the surviving entity shall become entitled to all rights of Boxing under such of the Material Contracts. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of Boxing or CKP under any Material Contract. None of the terms or provisions of any Material Contract materially adversely affects the business, financial condition or results of operations of Boxing or CKP.

      (r) Labor Relations; Employees.

          (i) Neither Boxing nor CKP is a party to any collective bargaining agreements and other agreements requiring arbitration of employment disputes. Set forth on Schedule 4.1(r)(i) is a list of all employment agreements and all severance agreements which have not been fully performed to which either Boxing or CKP is a party or by which it is bound.

          (ii) Set forth on Schedule 4.1(r)(ii) is a list of all key management employees of Boxing and CKP, together with their rate of compensation and title.

          (iii) Boxing will deliver to Acquiror true and correct copies of all of the documents referred to on Schedule 4.1(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications, if any, relating to the employees of Boxing and CKP.

          (iv) There is no union representing or purporting to represent any of the employees of Boxing or CKP, and neither Boxing nor CKP is subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

          (v) Except as set forth on Schedule 4.1(r)(v),

                (A) Each of Boxing and CKP has complied in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and neither Boxing nor CKP is (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and

                (B) There are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or, to the Knowledge of Boxing, threatened against Boxing or CKP, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of Boxing or CKP, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of Boxing or CKP to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.

          (vi) There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of Boxing or CKP is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of Boxing or CKP following such termination of employment.

          (vii) Except as set forth in Schedule 4.1(r)(vii), neither Boxing nor CKP is a party to any oral or written (A) agreement with any executive officer or other key employee of Boxing or CKP (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Boxing or CKP of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (viii) Neither Boxing nor CKP has taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

      (s) Conflicting Interests. Except as set forth on Schedule 4.1(s) and for the relationship between Boxing, CKP, the Stockholders and Big Content of which the Acquiror is aware, (i) neither Kushner, DiLorenzo or any of their respective relatives or affiliates, nor any director, officer, employee or affiliate of Boxing (A) sells or purchases goods or services from Boxing or CKP or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which Boxing or CKP conducts business or with which any of the foregoing is in competition, or (B) is indebted to Boxing or CKP except for money borrowed and as set forth on the Financial Statements, and
(ii) neither Boxing, nor any director, officer, employee or affiliate of CKP (A) sells or purchases goods or services from CKP or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which CKP conducts business or with which any of the foregoing is in competition, or (B) is indebted to CKP except for money borrowed and as set forth on the Financial Statements.

      (t) Suppliers and Customers. Set forth on Schedule 4.1(t) is a list of the five largest customers of CKP and/or Boxing based on the percentage of revenue represented by those customers for the fiscal year ended December 31, 2000. The relationship of CKP and/or Boxing with its suppliers and customers is a good commercial working relationship and no material supplier or customer of CKP and/or Boxing has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate its relationship with CKP and/or Boxing. Boxing has no Knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such material supplier or customer relationship.

      (u) Environmental Protection. Neither Boxing nor CKP has been notified by any governmental authority, agency or third party, and Boxing has no Knowledge of any violation by it or CKP of any Environmental Statute (as defined below). All registrations by Boxing and CKP with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. There is no hazardous substance at any premises currently or previously occupied by Boxing or CKP. Neither Boxing or CKP has received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

      (v) Absence of Certain Changes or Events. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement or any schedule hereto, or as set forth on Schedule 4.1(v), between December 31, 2000 and the Merger Closing, there has not been (i) any Material Adverse Change in the business, assets, properties, results of operations or financial condition of Boxing or CKP, (ii) any entry by Boxing or CKP into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by Boxing or CKP except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of Boxing or CKP, or any direct or indirect redemption, purchase or any other type of acquisition by Boxing or CKP of any shares of its capital stock or any other securities, (v) any agreement by Boxing or CKP, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of Boxing or CKP, other than in the ordinary course of business and consistent with past practice; or (vii) any execution of any agreement with any executive officer of Boxing or CKP providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by Boxing or

CKP to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of Boxing or CKP. Since the date of the Financial Statements, there has not been and there is not threatened, any material adverse change in financial condition, business or results of operations of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

      (w) Investment.

          Each of Kushner and DiLorenzo:

          (i) understands that the Merger Shares are not being registered under the Securities Act and are not being registered under any state "blue sky" laws, and that all such securities may not be transferred except in compliance with such laws;

          (ii) understands that the Merger Shares are "restricted securities" as that term is defined in Rule 144 under the Securities Act and that the Merger Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; and

          (iii) represents that he is purchasing the Merger Shares for his own account for investment and not with a view to the public distribution thereof or with any present intention of distributing or selling any of the Merger Shares.

      (x) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Boxing to Acquiror in connection with the Bridge Loan and the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Boxing or the Stockholders which may have a Material Adverse Effect on the business financial condition or results of operations of Boxing and CKP or of any of their properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

      4.2 REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO.

          As a material inducement to Boxing and the Stockholders to execute this Agreement and to consummate the Bridge Loan, the Merger and the other transactions contemplated hereby, Acquiror hereby makes the following representations and warranties:

      (a) Corporate Existence and Power. Each of Acquiror and Newco is presently a corporation duly incorporated, validly existing and in good standing, as the case may be, under the laws of its jurisdiction of incorporation. Each of Acquiror and Newco has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each of Acquiror and Newco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-Laws of Acquiror and Newco, as amended to date, are attached hereto as Schedule 4.2(a) and are made a part hereof.

      (b) Due Authorization. This Agreement and the other agreements described herein to which Acquiror or Newco will become a party at the Closing have been, or as of the Closing will be, duly authorized, executed and delivered by Acquiror or Newco, as applicable, and constitute, or as of the Closing will constitute, a valid and binding agreement of Acquiror or Newco, as applicable, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and Newco required under applicable law in order to consummate the Merger will have occurred.

      (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not:

          (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of Acquiror or Newco;

          (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to a loss or a benefit under, any provision of the Certificate of Incorporation or By-Laws of Acquiror or Newco or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Newco or their properties or assets or result in the creation or imposition of any Encumbrance on any asset of Acquiror or Newco: or

          (iii) require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or Newco in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except such filings as may be needed in connection with the Acquiror Financing and the filing of the Certificate of

Designation, all of which will be obtained or done by the Bridge Loan Closing Date, and the filing of the Certificate of Merger with the Secretary of the State of Delaware.

      (d) Capitalization. As of the date of this Agreement, the authorized capital stock of Acquiror consists solely of 20,000,000 shares of Acquiror Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share ("Acquiror Preferred Stock"). As of the date of this Agreement, there are currently outstanding 7,964,977 shares of Acquiror Common Stock (the "Outstanding Stock") and Acquiror has reserved for issuance 9,397,905 shares of Acquiror Common Stock (the "Reserved Stock") to be issued upon the exercise or conversion, if any, of all outstanding options, warrants, convertible notes and other instruments convertible into or exercisable for Acquiror Common Stock other than the Series A Stock (as defined below), the Series A Warrants (as defined below), the Series B Stock and the Series C Stock. In addition, Acquiror
(i) has agreed to issue 135,000 shares of Series A Convertible Preferred Stock ("Series A Stock") that are convertible into 1,350,000 shares of Acquiror Common Stock (the "Series A Common Shares") and warrants (the "Series A Warrants") to acquire 1,350,000 shares of Acquiror Common Stock (the "Series A Warrant Shares" and, together with the Series A Common Shares, the "Series A Conversion Shares"), which are exercisable, as of the date hereof, for an aggregate of $405,000 (which exercise price will not be lowered without the prior consent of Boxing) and (ii) has agreed to the issue an additional 2,500,000 shares of Acquiror Common Stock (the "Service Stock") in consideration of the performance of certain services. As of the Merger Closing, the outstanding capital stock of the Acquiror shall consist solely of the Outstanding Stock, any issued shares of the Reserved Stock, shares of Series A Stock, shares of Series B Stock and shares of Series C Stock. All shares of capital stock of Acquiror outstanding immediately following the Merger Closing will have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Acquiror shall, as of the Merger Closing, have no outstanding options, warrants, convertible notes and other instruments convertible into or exercisable for Acquiror Common Stock with the exception of the Series A Stock, warrants to purchase 5,300,573 shares of Acquiror Common Stock and the Series A Warrants and the Series B Stock and the Series C Stock. The authorized capital stock of Newco consists solely of 1,000, of which 1 share is issued and outstanding and owned of record and beneficially by Acquiror. The outstanding share of Newco common stock has been duly authorized and validly issued and is fully paid and nonassessable and free of preemptive rights.

      (e) Financial Statements. Acquiror has delivered to Boxing copies of (i) audited financial statements of Acquiror for the fiscal years ended December 31, 1999 and 2000 and (ii) unaudited financial statements of Acquiror for the three-month period ended March 31, 2001 (collectively, the "Acquiror Financial Statements"). The Acquiror Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of Acquiror as of the dates thereof and the results of operations for the periods then ended.

      (f) Real Properties. Neither Acquiror nor Newco owns or leases any real property.

      (g) Liabilities and Cash. At the Merger Closing, unless otherwise agreed to by the Parties, Acquiror and Newco shall have Net Cash On Hand (as hereinafter defined) at least equal to $1,885,000 (less any amounts advanced to Boxing or CKP with respect to the Bridge Loan). "Net Cash On Hand" shall mean (a) actual cash on hand minus (b) total liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and whether or not included, required to be included or of the type to be included in the Acquiror Financial Statements, including, without limitation, the Severance Payments.

      (h) Litigation. Except as described on Schedule 4.2(h) hereto there is no action, suit, investigation or proceeding (or, to the Knowledge of Acquiror or Newco any basis therefor) pending against, or to the Knowledge of Acquiror or Newco threatened, against or affecting Acquiror, Newco or any of their respective properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror or Newco, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

      (i) Taxes. Except as disclosed on Schedule 4.2(i), Acquiror has timely filed all tax returns required to be filed by it, or will timely file when due all tax returns required to be filed by it between the date hereof and the Closing. Acquiror has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Acquiror reflect, or will reflect, adequate reserves for all taxes payable by Acquiror which have been, or will be, accrued but are not yet due. Acquiror is not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Acquiror. Acquiror is not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against Acquiror, asserting any deficiency in the payment of taxes. All taxes which Acquiror is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Acquiror has not been granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Acquiror. There are no tax sharing or tax allocation agreements to which Acquiror is now or ever has been a party. Acquiror will not be required under Section 481(c) of the Code to include any material adjustment in taxable income for any period prior to the Merger. Acquiror (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Acquiror) and (b) has no liability for the taxes of any person (other than Acquiror) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

      (j) ERISA.

          (i) Acquiror does not nor has it ever maintained, administered or contributed to an "employee benefit plan," as defined in Section 3(3) of ERISA.

          (ii) Acquiror is not a party to any Multiemployer Plans, and neither Acquiror nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.

          (iii) Acquiror is not a party to any material employment, severance or other similar contract, arrangement or policy or any plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

      (k) Compliance with Laws. Neither Acquiror nor Newco is in violation of, nor has either Acquiror or Newco violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for such violation that would not cause a Material Adverse Effect.

      (l) Reporting Company; Reports. The Common Stock of Acquiror is eligible for trading on the OTC Electronic Bulletin Board. Acquiror is a reporting company under the Exchange Act. All material filings required to be made by Acquiror since January 1, 2000 under the Securities Act and the Exchange Act have been filed with the SEC, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. Acquiror has made available to Boxing a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by Acquiror pursuant to the requirements of the Securities Act or Exchange Act since January 1, 2000 (as such documents have since the time of their filing been amended, the "Acquiror SEC Reports"). As of their respective dates, the Acquiror SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (m) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by Acquiror or Newco to act on its behalf who might be entitled to any fee or commission from Acquiror or Newco or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement other than for fees that may be payable in connection with the Acquiror Financing that will not exceed 13% of the gross proceeds of the Acquiror Financing.

      (n) Contracts, Leases, Agreements and Other Commitments. Except as set forth on Schedule 4.2(n), Acquiror is not a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments (which are hereinafter collectively called the "Acquiror Contracts"). All of the Acquiror Contracts are terminable by Acquiror at will without payment or penalty.

      (o) Employees. Set forth on Schedule 4.2(o) is a list of all employment agreements and all severance agreements to which Acquiror and/or Newco is a party or by which they are bound. Except as set forth on Schedule 4.2(o), all such agreements are terminable by Acquiror at will without payment or penalty. Except for the persons listed on Schedule 4.2(o), Acquiror has no employees. The maximum amount of cash payments owed by Acquiror (the "Severance Payments") as set forth on
Schedule 4.2(o) shall be $140,000.

      (p) Financing. The Acquiror Financing will be exempt from the registration requirements of the Securities Act, and, except for those made in accordance with the last sentence of this Section 4.2(p), the qualification or registration requirements of applicable "blue sky" laws and that no form of general solicitation or general advertising will be used by Acquiror or its representatives in connection with such offers and sales. The gross proceeds of the Acquiror Financing will be at least $2,500,000 and the consideration received for each share of Acquiror Common Stock (on an as-converted basis) will be the Series B Conversion Price. Acquiror will have taken all action necessary to comply with applicable "blue sky" laws in connection with the Acquiror Financing.

      (q) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror or Newco to Boxing in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror or Newco taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror or Newco taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror or Newco taken as a whole or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                   ARTICLE 5.

                            AGREEMENTS OF THE PARTIES

      5.1 ACCESS TO INFORMATION.

          At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party. In addition Boxing shall cause Big Content to provide such full access to Acquiror (and its authorized representatives).

      5.2 CONFIDENTIALITY; NO SOLICITATION.

      (a) Confidentiality of Boxing-Related Information. With respect to information concerning Boxing, CKP or Big Content that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror or its representatives of the confidential nature of such information and directed by Acquiror in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, Acquiror shall immediately return all such information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of Boxing and CKP. Acquiror shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

      (b) Confidentiality of Acquiror-Related Information. With respect to information concerning Acquiror that is made available to Boxing and the Stockholders pursuant to the provisions of this Agreement, each of Boxing, Kushner and DiLorenzo agrees that it/he shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Boxing or its representatives of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, each of Boxing, Kushner and DiLorenzo agrees to return immediately all such information, all copies thereof and all information prepared by Boxing based upon the same; provided, however, that one copy of all such material may be retained by

Boxing's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Boxing or the Stockholders from a third party entitled to disclose it; (ii) becomes known publicly other than through Boxing or the Stockholders or any party who received the same through Boxing or the Stockholders; provided that neither Boxing nor the Stockholders have any Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Boxing or the Stockholders; or (iv) is disclosed with the express prior written consent thereto of Acquiror. Boxing agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

      (c) Nondisclosure. Neither Boxing, the Stockholders, Acquiror nor Newco shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to any other party hereto, other than with the express prior written consent of the other parties hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger, and to any person whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

      (d) No Solicitation. In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, neither Boxing nor any of its affiliates will, prior to the earlier of the Merger Closing or the termination of this Agreement directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in Boxing or CKP or any of their respective affiliates or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving Boxing or CKP or any of their respective affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of Boxing or

CKP or any of their respective affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. Boxing shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.

      5.3 INTERIM OPERATIONS.

          During the period from the date of this Agreement and continuing until the earlier of the Merger Closing or the termination of this Agreement:

      (a) Interim Operations of Boxing and CKP. Boxing agrees (except as expressly contemplated by this Agreement or as necessary to carry out the terms hereof, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that:

          (i) Ordinary Course. Each of Boxing and CKP shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

          (ii) Dividends; Changes in Stock. Neither Boxing nor CKP shall (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) redeem, repurchase or otherwise acquire any shares of its capital stock, (d) otherwise change its capitalization or (e) propose to do any of the foregoing.

          (iii) Issuance of Securities. Except as contemplated by this Agreement, neither Boxing nor CKP shall sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

          (iv) Governing Documents. Neither Boxing nor CKP shall amend its Articles of Incorporation or its By-Laws.

          (v) No Dispositions. Neither Boxing nor CKP shall sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its material assets except in the ordinary course of business consistent with prior practice.

          (vi) Indebtedness. Neither Boxing nor CKP shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $20,000 except as may be necessary in obtaining the CKP Bridge Amount.

          (vii) Benefit Plans; Etc. Nether Boxing nor CKP shall adopt or amend in any material respect any collective bargaining agreement or employee benefit plan.

          (viii) Executive Compensation. Neither Boxing nor CKP shall grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

          (ix) Acquisitions. Neither Boxing nor CKP shall acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

          (x) Tax Elections. Neither Boxing nor CKP shall make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

          (xi) Waivers and Releases. Neither Boxing nor CKP shall waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Agreement other than in the ordinary course of business and consistent with past practice.

          (xii) Other Actions. Neither Boxing nor CKP shall enter into any agreement or arrangement to do any of the foregoing. Neither Boxing nor CKP shall take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of them set forth in this Agreement becoming untrue in any material respect.

      (b) Interim Operations of Acquiror and Newco. Acquiror and Newco agree (except as expressly contemplated by this Agreement or as necessary to carry out the terms hereof, including any Exhibits and Schedules hereto, or to the extent that Boxing and the Stockholders shall otherwise consent) that:

          (i) Ordinary Course. Acquiror and Newco shall conduct no business activity other than in connection with the transactions contemplated by this Agreement.

          (ii) Dividends; Changes in Stock. Neither Acquiror nor Newco shall (and neither shall propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock; (d) otherwise change its capitalization; or (e) propose to do any of the foregoing.

          (iii) No Dispositions. Neither Acquiror nor Newco shall sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.

          (iv) Other Actions. Acquiror shall not take any action, or fail to take any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect.

      5.4 CONSENTS.

          Acquiror and Boxing shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

      5.5 ALL REASONABLE EFFORTS.

          Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective stockholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

      5.6 PUBLIC ANNOUNCEMENTS.

          Acquiror, Newco and Boxing shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the NASD.

      5.7 NOTIFICATION OF CERTAIN MATTERS.

          Boxing shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to Boxing of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to Boxing, at or prior to any Closing, and, as to Acquiror or Newco, as of any Closing and (b) any material failure of Boxing, on the one hand, or Acquiror and Newco, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

      5.8 EXPENSES.

          All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated. In the event that the Merger is consummated, Boxing shall be responsible for legal or other expenses incurred by itself, but not for those incurred by Acquiror, in connection with the preparation and negotiation of this Agreement.

      5.9 PROHIBITION ON SHORT SALES.

          The Stockholders shall not make any short sales of Acquiror Common Stock following the date hereof through the Merger Closing or earlier termination of this Agreement.

      5.10 ACTIONS BY ACQUIROR FOLLOWING THE MERGER CLOSING.

      (a) Acquiror shall promptly use its best efforts to cause the following to occur and shall, if necessary or desirable to effect such actions, prepare, file and mail to its stockholders, a Proxy Statement containing such information as required by the Exchange Act seeking (i) approval of an amendment to the Certificate of Incorporation of Acquiror (x) increasing the authorized number of shares of Acquiror Common Stock to 100,000,000 and (y) changing the name of Acquiror from "Zenascent, Inc." to "CKP, Inc." and (ii) such other actions requested by the Stockholders.

      (b) Following the meeting of Acquiror's stockholders related to the actions described in Section 5.10(a) (the "Meeting Date"), Acquiror shall use its reasonable best efforts to prepare and file with the SEC within 45 days after the Meeting Date and have declared effective under the Securities Act within 150 days following the Meeting Date a registration statement on Form SB-2 or S-1 or such other form as is appropriate in order to register the reoffer and redistribution the shares of Acquiror Common Stock issuable upon conversion of the Series B Stock and any other shares of Acquiror Common Stock with respect to which the holder thereof has valid registration rights.

      5.11 DOCUMENTS AT CLOSING.

          Each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to execute and deliver at each Closing those documents identified in Sections 2.2 and 2.4 that are required to be delivered by each such party.

      5.12 PROHIBITION ON TRADING IN ACQUIROR STOCK.

      (a) Each of the Stockholders acknowledges that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror. Accordingly, until the Closing, each of the Stockholders agrees that he shall not and shall instruct his representatives not to purchase or sell any securities of the Acquiror, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror, until counsel for Acquiror believes that any such non-public information has been adequately disseminated to the public.

      (b) Following the Merger Closing, each of the Stockholders agrees that for a period of eighteen months he will not sell, dispose, convey or otherwise transfer any shares of Series C Stock or the Acquiror Common Stock into which it is convertible.

      5.13 RESERVATION OF SHARES; POST-CLOSING AMENDMENTS TO ACQUIROR'S CERTIFICATE OF INCORPORATION.

      As of the Merger Closing, Acquiror shall have authorized and reserved for issuance sufficient shares of Series C Stock to permit the issuance of the Series C Stock. Acquiror shall use best efforts to secure approval by its stockholders as promptly as is practicable following the Effective Date of an amendment to its Certificate of Incorporation that effectuates: (a) a change in its name to "CKP, Inc." and (b) an increase in the number of shares of Acquiror Common Stock authorized thereunder so as to have authorized and available for issuance a sufficient number of shares of Acquiror Common Stock to fully cover conversion of the Series A Stock, the Series A Warrants, the Series B Stock and the Series C Stock. Upon securing such stockholder approval, Acquiror shall promptly file an appropriate amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

      5.14 INDEMNIFICATION: DIRECTORS' AND OFFICERS' INSURANCE.

      (a) Acquiror shall, to the fullest extent permitted under applicable law, and for six years from and after the Effective Time, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Acquiror (the "Indemnified Parties") from and against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Acquiror, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under the DGCL. Acquiror will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Acquiror; (ii) Acquiror shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; (iii) the Acquiror will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that Acquiror shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.14, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Acquiror (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5.14 except to the extent such failure prejudices such party); provided, however, that the Indemnified Party to whom any expenses are advanced must provide an undertaking to Acquiror to repay such advance if it is ultimately determined that such person is not entitled to indemnification under the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter (in addition to local counsel) unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

      (b) For a period of six years after the Effective Time, the Acquiror or the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officer's liability insurance maintained by the Acquiror (provided that Acquiror or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims or matters existing or occurring before the Effective Time.

      (c) This Section 5.14 shall survive the consummation of the Merger. The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives. The rights provided Indemnified Parties shall be in addition to, and not in lieu of, any rights to indemnity which such parties may have under the Certificate or By-Laws of the Acquiror or the Surviving Corporation or any other agreements or otherwise.

      5.15 ACKNOWLEDGMENT OF APPROVALS; APPROVAL OF THE STOCKHOLDERS.

          By virtue of their respective signatures to this Agreement, Acquiror, Newco, Boxing and the Stockholders acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein.

      5.16 MATTERS OF CORPORATE GOVERNANCE.

      (a) Concurrent with the Merger Closing, all members of Acquiror's Board of Directors shall resign and shall be replaced with a Board of Directors of five
(5) members, consisting of: (i) one designee of Acquiror's Board of Directors immediately prior to the Closing (the "Acquiror Designee"); and (ii) four (4) designees of the Stockholders. Immediately following the Effective Date, the Acquiror's Board of Directors shall execute and deliver to the Secretary of Acquiror board resolutions authorizing the transactions contemplated in this Agreement.

      (b) Each of the Stockholders agrees that he will vote all voting securities of Acquiror owned beneficially or of record by him in a manner consistent with the approval of Acquiror's post-closing obligations under this Agreement.

      5.17 AGREEMENT NOT TO COMPETE.

          For so long as either of the Stockholders owns in excess of twenty percent of the outstanding shares of Acquiror Common Stock (determined on a fully-converted and fully diluted basis), received by such Stockholder in the Merger, such Stockholder agrees that he will not, other than on behalf of the Surviving Corporation and its affiliates:

      (a) solicit any business, entity or individual with whom Boxing or CKP has done or will do business with, including, but not limited to, past, present or future fighters, licensors, licensees, vendees or strategic partners, in any way relating to the business of promoting live boxing events, packaging bouts for distribution through various media, licensing rights to both past and future boxing events for commercial use, and other activities related to or involving the boxing industry (the "Business");

      (b) induce or actively attempt to influence any other employee or consultant of Boxing or CKP to terminate his or her employment or engagement with Boxing or CKP; or

      (c) directly or indirectly engage in the Business or own any interest in a competing venture

      5.18 MERGER WITH BIG CONTENT.

          Promptly following the execution of this Agreement, Boxing shall (a) seek to negotiate, enter into and consummate an agreement and plan of merger with Big Content (the "Big Content Merger Agreement") and (b) take all corporate action necessary to consummate the Big Content Merger Agreement. The Big Content Merger Agreement, and all associated documentation and agreements, shall: (x) provide for the merger of Big Content with and into Boxing on a tax-free basis in consideration of the issuance to the stockholders of Big Content by Boxing of five (5) shares of common stock of Boxing and warrants to acquire that number of shares of Boxing Common Stock as shall be exercisable for 1,000,000 shares of Acquiror Common Stock following the Merger at an exercise price of $.40 per share; (y) contain such other economic terms substantially as set forth in
Exhibit 5.18 hereto; and (z) contain such other terms and conditions that are satisfactory to Acquiror and Boxing.

                                   ARTICLE 6.

          CONDITIONS TO CONSUMMATION OF THE BRIDGE LOAN AND THE MERGER

      6.1 CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS AND BOXING.

      (a) Bridge Loan. The obligations of Boxing to cause CKP to consummate the Bridge Loan and the other transactions contemplated to be consummated by Boxing at the Bridge Loan Closing are subject to the satisfaction (or waiver by Boxing) at or prior to the Bridge Loan Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (i) The representations and warranties of Acquiror and Newco set out in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Bridge Loan Closing Date, with the same force and effect as though made as of the Bridge Loan Closing Date, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

          (ii) The representation contained in Section 4.2(g) shall be true and correct except with respect to the amount of cash on hand. (iii) Acquiror shall have complied (i) in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement and (ii) fully with its obligations under Sections 1.4 and 3.2 of this Agreement.

          (iv) The Merger shall have been approved by Newco in accordance with the provisions of the DGCL. The Board of Directors of Newco and Acquiror shall have approved the execution of this Agreement and the Merger thereby.

          (v) There shall be delivered to Boxing an officer's certificate of Acquiror attesting (i) to the satisfaction of the conditions contained in paragraphs (i) and (ii) of this Section 6.1(a) and (ii) the other matters required by Section 2.2(b)(iii).

          (vi) All director, stockholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

          (vii) Acquiror shall have adopted and filed with the Secretary of State of Delaware the Certificate of Designation.

          (viii) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

      (b) The Merger. The obligations of Boxing to consummate the Merger and the other transactions contemplated to be consummated by it at the Merger Closing are subject to the satisfaction (or waiver by Boxing) at or prior to the Merger Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (i) The Bridge Loan shall have been consummated;

          (ii) The representations and warranties of Acquiror and Newco set out in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date;

          (iii) The representation contained in Section 4.2(g) shall be true and correct;

          (iv) Acquiror shall have and caused its directors to comply with
Section 5.16(a) of this Agreement;

          (v) There shall be delivered to Boxing the officer's certificates of Acquiror as required by Sections 2.4(b)(ii) and (iii);

          (vi) All director, stockholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured;

          (vii) Kushner shall have received irrevocable proxies duly executed by such parties as requested by Kushner (the "Proxy Parties"), in form and substance satisfactory to Kushner, enabling Kushner to vote the shares of Acquiror Common Stock (or securities convertible into Acquiror Common Stock) owned by the Proxy Parties for all purposes;

          (viii) Boxing shall have consummated the transactions contemplated by the Big Content Merger Agreement on terms and conditions satisfactory to Boxing; and

          (ix) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

      6.2 CONDITIONS TO ACQUIROR'S OBLIGATIONS.

      (a) Bridge Loan. The obligation of Acquiror to consummate the Bridge Loan and the other transactions contemplated to be consummated by it at the Bridge Loan Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Bridge Loan Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (i) The representations and warranties of Boxing, CKP and the Stockholders set out in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Bridge Loan Closing Date, with the same force and effect as though made as of the Bridge Loan Closing Date, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date;

          (ii) Boxing and CKP shall have complied in a timely manner and in all material respects with their covenants and agreements set out in this Agreement;

          (iii) There shall be delivered to Acquiror an officer's certificate of Boxing to the effect that all of the representations and warranties of Boxing and CKP set forth herein are true and complete in all material respects as of the Bridge Loan Closing, and that Boxing and CKP have complied in all material respects with the covenants and agreements set forth herein that they are required to comply with by the Bridge Loan Closing;

          (iv) Boxing and CKP shall have secured the approval of its stockholders necessary under the DGCL, its Certificate of Incorporation and By-Laws to approve the Merger, this Agreement and the transactions contemplated hereby, and shall have delivered a certificate of an authorized officer of Boxing to this effect;

          (v) All director, stockholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured;

          (vi) The Board of Directors of Boxing shall have approved the Merger in accordance with the DGCL; and

          (vii) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

      (b) Merger. The obligation of Acquiror to consummate the Merger and the other transactions contemplated to be consummated by it at the Merger Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Merger Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (i) The Bridge Loan shall have been consummated;

          (ii) The representations and warranties of Boxing, CKP and the Stockholders set out in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date;

          (iii) Boxing and CKP shall have complied in a timely manner and in all material respects with their covenants and agreements set out in this Agreement;

          (iv) There shall be delivered to Acquiror an officer's certificate of Boxing as required by Section 2.4(a)(i);

          (v) All director, stockholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured;

          (vi) Boxing shall have consummated the transactions contemplated by the Big Content Merger Agreement on terms and conditions satisfactory to Acquiror;

          (vii) Wilshire Advisers LLC shall have confirmed that, following the Merger, the Wilshire Warrant shall be exercisable for shares of Acquiror Common Stock; and

          (viii) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

                                   ARTICLE 7.

                                 INDEMNIFICATION

      7.1 INDEMNIFICATION.

      (a) Acquiror, on the one hand, and the Stockholders, on the other hand (as applicable, the "Indemnitor"), shall indemnify, defend and hold harmless the other (the "Indemnitee") from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by the Indemnitee which arise out of or result from a misrepresentation or breach of warranty contained in Article 4 hereof or the breach of any covenant, obligation or agreement of an Indemnitor contained in this Agreement. Such obligation shall remain in full force and effect irrespective of whether or not the Indemnitee was aware of any such misrepresentation or breach, as the case may be, at the time of the Bridge Loan Closing or the Merger Closing. If the Indemnitor disputes the amount of such Claim or liability for such Claim, the controversy in question shall be submitted to arbitration pursuant to Section 9.8 hereof.

      (b) Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

          (i) Third Party Claims. In the event that any Claim for which the Indemnitee would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the Indemnitor of such Claim, specifying the nature thereof, the applicable provision in this

Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty (30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

          (ii) Participation. If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense.

          (iii) Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that the Indemnitor disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim or liability for such Claim, the controversy in question shall be submitted to arbitration pursuant to Section 9.8 hereafter.

      (c) Method of Satisfying Indemnification Claims.

          (i) Except with respect to claims made by the Stockholders relating to a breach of the representations and warranties of Acquiror and Newco contained in Sections 4.2(d) and 4.2(g), at any time it is determined pursuant to this
Article 7 that Acquiror or the Stockholders are owed any amount for indemnification (as applicable, the "Acquiror Owed Definitive Amount" or the "Shareholder Owed Definitive Amount"), such amount (the "Definitive Amount") shall be paid by delivery to the Indemnitee by the Indemnitor of such number of shares of Acquiror Common Stock determined by dividing the Definitive Amount by 1.50.

          (ii) At any time it is determined pursuant to this Article VII that the Stockholders are owed any Acquiror Owed Definitive Amount as a result of a breach by Acquiror of the representation and warranty of Acquiror and Newco contained in Section 4.2(d), such amount shall be paid by delivery to the Stockholders by Acquiror of the number of shares of Acquiror Common Stock (or Series C Stock convertible into such number of shares of Acquiror Common Stock) determined as follows:

          N equals: 1.857143 times X where:

          o N equals: the number of shares of Acquiror Common Stock to be delivered to the Stockholders.

          o X equals: the Total Pre-Merger Share Number minus (the Base Share Number plus the Series B Conversion
             Number).

          (iii) At any time it is determined pursuant to this Article VII that the Stockholders are owed any Acquiror Owed Definitive Amount as a result of a breach by Acquiror of the representations and warranties of Acquiror and Newco contained in Section 4.2(g), such amount shall be paid by delivery to the Stockholders by Acquiror of the number of shares of Acquiror Common Stock (or Series C Stock convertible into such number of shares of Acquiror Common Stock) determined as follows:

          N equals: X minus (17,200,000 plus (2 times the Earnout Number) where:

          o N equals: the number of shares of Acquiror Common Stock to be delivered to the Stockholders.

          o  X equals: 3,500,000 divided by P.

          o P equals: (1,885,000 minus the Acquiror Owed Definitive Amount) divided by the Total Pre-Merger Share Number.


          Notwithstanding the foregoing, until such time as a claim has been made by a third party with respect to the liabilities of Acquiror set forth on
Schedule 7.1(c)(iii), no such liability shall be deemed to be an Acquiror Owed Definitive Amount and no adjustment in accordance with this Section 7.1(c)(iii) shall be made with respect thereto.

          (iv) If any amount becomes owed to the Stockholders pursuant to this
Section 7.1, such amount will be deemed to be an adjustment to the total purchase price payable to the Stockholders in connection with the acquisition by merger of Boxing and any shares of Acquiror Common Stock delivered pursuant to this Section 7.1 shall be deemed to be Merger Consideration. If any amount becomes owed to Acquiror pursuant to this Section 7.1, each of the Stockholders will be responsible solely for his pro rata portion of such amount, up to a maximum of the total number of shares of Acquiror Common Stock (or Series C Stock convertible into such number of shares of Acquiror Common Stock) received by such Stockholder in the Merger. All calculations under this Section 7.1 shall be made cumulatively.

      7.2 CONTINUING DIRECTOR.

          All decisions to be made by Acquiror pursuant to this Article 7 shall be made by the Continuing Director. If there is no Continuing Director as defined in this Agreement, Acquiror shall appoint an independent member of the Board of Directors to serve as the "Continuing Director" for purposes of this
Article 7.

                                   ARTICLE 8.

                                   TERMINATION

      8.1 TERMINATION.

          This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:

      (a) by mutual written consent of Acquiror and Boxing;

      (b) by either Acquiror or Boxing:

          (i) if the Bridge Loan Closing shall not have occurred on or before September 21, 2001, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this
Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Bridge Loan Closing to occur on or before that date; provided further, however, if (a) the Bridge Loan does not occur solely as a result of the inability of Acquiror to consummate the Acquiror Financing and (b) Acquiror has used reasonable commercial efforts to consummate the Acquiror Financing, Boxing shall not have a claim for damages under this Agreement; or

          (ii) if the Merger Closing shall not have occurred on or before October 31, 2001, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this
Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; provided further, however, if (a) the Bridge Loan does not occur solely as a result of the inability of Acquiror to consummate the Acquiror Financing and (b) Acquiror has used reasonable commercial efforts to consummate the Acquiror Financing, Boxing shall not have a claim for damages under this Agreement; or

          (iii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

      (c) by Boxing if any of the conditions specified in Section 6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Boxing to comply with its obligations under this Agreement) and Boxing has not waived such conditions on or before the applicable Closing; or

      (d) by Acquiror

          (i) if any of the conditions specified in Section 6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of

Acquiror or Newco to comply with their respective obligations under this Agreement) and Acquiror has not waived such condition on or before the applicable Closing;

          (ii) on or before September 28, 2001, if Acquiror is not satisfied with the results of its due diligence investigation of Boxing and CKP; or

          (iii) within five (5) business days after the receipt by Acquiror of the Financial Statements (which shall include on a pro forma basis the financial results of Big Content for all periods reflected therein) if Acquiror is not reasonably satisfied (x) that the financial condition of Boxing and CKP is materially as disclosed to Acquiror, (y) with the anticipated financial condition of Boxing following the consummation of the transactions contemplated by the Big Content Merger Agreement or (z) with the results of its due diligence investigation of Big Content.

      8.2 NOTICE AND EFFECT OF TERMINATION.

          In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. Upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or stockholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 8.2 and Sections 5.2 and 5.8, shall survive any termination of this Agreement and any obligation for repayment of the Bridge Loan which has already been funded shall survive. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 8.1.

      8.3 EXTENSION; WAIVER.

          Any time prior to any Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      8.4 AMENDMENT AND MODIFICATION.

          This Agreement may be amended only by written agreement signed by each of Acquiror, Newco, Boxing, CKP, Kushner and DiLorenzo.

                                   ARTICLE 9.

                                  MISCELLANEOUS

      9.1 SURVIVAL; REMEDIES.

          All representations, warranties, covenants and agreements of Acquiror, Newco, Boxing and the Stockholders contained in or made pursuant to this Agreement shall survive the Merger Closing for a period of two (2) years. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations. The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, Acquiror, Newco, Boxing and the Stockholders shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate any party hereto for such breach or other failure to perform the obligations of any other party to this Agreement.

      9.2 NOTICES.

          All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally or by telecopier (if sent prior to 5:00 p.m. New York City time), or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or upon the next business day after it shall have been deposited with a nationally recognized overnight courier such as federal express, or sent by telex or telegram, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

      (a) if to Boxing or CKP, to it             with a copy to: at:

          Cedric Kushner Boxing, Inc.            Michael B. Solovay, Esquire
          1 Montauk Highway                      Greenberg Traurig, LLP
          Southampton,  New York  11968          200 Park Avenue
          Attn:  Cedric Kushner, President       New York, New York 10166
          Fax: (516) 726-7777                    Fax: (212) 801-6400

      (b) if to Kushner or DiLorenzo,            with a copy to:
          to him at:

          1 Montauk Highway                      Michael B. Solovay, Esquire
          Southampton,  New York 11968           Greenberg Traurig, LLP
          Fax: (516) 726-7777                    200 Park Avenue
                                                 New York, New York 10166
                                                 Fax: (212) 801-6400

      (c) if to Acquiror or Newco, to            with a copy to:
          it at:

          Zenascent, Inc.                        David A. Schrader, Esquire
          10 West 33rd Street                    Schrader & Schoenberg, LLP
          Suite 705                              420 Lexington Avenue, Suite 628
          New York, New York 10001               New York, NY  10170
          Attn: Steven Angel, President          Fax: (212) 986-4228
          Fax: (201) 594-8146


            Following the Merger, all notices to Acquiror and Newco shall be given in the same manner to the Continuing Director and such other persons as directed by the Continuing Director at the addresses specified by the Continuing Director.

      9.3 AGREEMENT; ASSIGNMENT.

          This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

      9.4 BINDING EFFECT; BENEFIT.

          This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.5 HEADINGS.

          The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      9.6 COUNTERPARTS.

          This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

      9.7 GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

      9.8 ARBITRATION.

          If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in New York, New York. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

      9.9 SEVERABILITY.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      9.10 CERTAIN DEFINITIONS.

          As used herein:

      (a) "AFFILIATE" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (b) "BASE SHARE NUMBER" shall mean 10,927,500 plus that number of shares of Acquiror Common Stock into which current indebtedness of Acquiror is converted prior to or concurrently with the Merger Closing.

      (c) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of New York, New York.

      (d) "CLOSING DATE" shall mean the Bridge Loan Closing Date or the Merger Closing Date, as applicable.

      (e) "CONTINUING DIRECTOR" shall have the meaning ascribed to such term in
Section 1.1(c)(vii).

      (f) "ENCUMBRANCE" shall mean any lien, encumbrance, pledge, hypothecation, claim gr charge except for minor imperfections of title and encumbrances, if any, which either individually or in aggregate, are not material in amount and do not cause a Material Adverse Effect.

      (g) "GROSS REVENUES" shall mean, for any period, the actual gross revenues of the Surviving Corporation, Boxing and their subsidiaries, on a consolidated basis, as reflected on their audited financial statements.

      (h) "KNOWLEDGE" shall mean the actual current knowledge of the party, and/or the executive management of the party to this Agreement, as the case may be, to whom knowledge is ascribed.

      (i) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole.

      (j) "OUTSTANDING STOCK" shall have the meaning ascribed to such term in
Section 4.2(d).

      (k) "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof.

      (l) "RESERVED STOCK" shall have the meaning ascribed to such term in
Section 4.2(d).

      (m) "SEVERANCE PAYMENTS" shall have the meaning ascribed to such term in
Section 4.2(o).

      (n) "TOTAL PRE-MERGER SHARE NUMBER" means the total number of shares of Acquiror Common Stock outstanding or issuable immediately prior to the Effective Time, including, without limitation, the Outstanding Stock, any shares of the Reserved Stock issued or to be issued between the date hereof and the Effective Time, the Series A Common Shares and the shares of Acquiror Common Stock issuable upon conversion of the Series B Stock, but only including one-half of the issued or to be issued shares of the Service Stock.

IN WITNESS WHEREOF, each of the undersigned has signed or has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                         ZENASCENT, INC.,
                                         a Delaware Corporation


                                 By:     /s/ Steven Angel
                                         -------------------------------------
                                         Name:  Steven Angel
                                         Title:   Secretary


                                         ZENASCENT NEWCO INC.,
                                         a Delaware Corporation


                                 By:     /s/ Steven Angel
                                         -------------------------------------
                                         Name:  Steven Angel
                                         Title:    President


                                         CEDRIC KUSHNER BOXING, INC.,
                                          a Delaware Corporation


                                 By:     /s/ Cedric Kushner
                                         -------------------------------------
                                         Name:  Cedric Kushner
                                         Title:    President


                                         CEDRIC KUSHNER PROMOTIONS, LTD.,
                                         a New York Corporation


                                    By:  /s/ Cedric Kushner
                                         -------------------------------------
                                         Name:  Cedric Kushner
                                         Title:    President



                                         /s/ Cedric Kushner
                                        --------------------------------------
                                             CEDRIC KUSHNER



                                         /s/ James DiLorenzo
                                         -------------------------------------
                                             JAMES DiLORENZO

                                Exhibit 1.3(a)(i)

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                       OF

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                                 ZENASCENT, INC.

                               ------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                               -------------------


IT IS HEREBY CERTIFIED that:

      1.    The  name  of  the  company  is   Zenascent,   Inc.,   a  Delaware
corporation (the "Company").

      2. The certificate of incorporation of the Company authorizes the issuance of Twenty Million (20,000,000) shares of common stock, $0.01 par value per share (the "Common Stock") and Five Million (5,000,000) shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares of Preferred Stock in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

      3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, has adopted the following resolution creating a Series C Convertible Preferred Stock which contains the rights and preferences set forth in this Certificate of
Designation:

                  RESOLVED, that up to _________________ (_______) shares of the Five Million (5,000,000) authorized shares of Preferred Stock shall be designated Series C Convertible Preferred Stock, $0.01 par value per share, and shall possess the rights and preferences set forth in this Certificate of Designation.

      Section 1. Designation and Amount. The shares of such series shall have a par value of $0.01 per share and shall be designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be _________________ (_______).

      Section 2. Rank. The Series C Preferred Stock shall rank: (i) subject to the requirements of Section 8, junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series C Preferred Stock (the "Senior Securities"); (ii) prior to all of the Common Stock now or hereafter authorized and issued; (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series C Preferred Stock of whatever subdivision (collectively with the Common Stock, the "Junior Securities"); and (iv) subject to the requirements of Section 8, on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock (the "Parity Securities") in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

      Section 3.  Dividends.

            (a) The holders of the Series C Preferred Stock (collectively, the "Holders") shall not be entitled to receive dividends unless, within six (6) months following the date of issuance of the Series C Preferred Stock to the Holders (the "Amendment Date"), the Company has not amended its certificate of incorporation in order to authorize a sufficient number of shares of Common Stock into which all of the issued and outstanding shares of Series C Preferred Stock may be converted. In the event the Company does not make such an amendment by the Amendment Date, the Holders shall be entitled to receive cumulative dividends per share at the rate of eight percent (8%) per annum of the Per Share Liquidation Preference (as defined below), which shall accrue daily from the date of issuance of the Series C Preferred Stock, and which shall be compounded quarterly. Such dividends shall be payable by the Company (i) prior to payment of any dividend with respect to Junior Securities and shall be equal, if not greater, in amount to any such dividend on a per share basis; and (ii) on parity with any dividend with respect to the Parity Securities and at an amount equal to the dividend on a per share basis received by the holders of the Parity Securities.

            (b) Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board of Directors of the Company); provided, however, that to the extent funds or assets are not legally available for the payment of any dividend, then the Company shall pay such unpaid dividends promptly as funds or assets become legally available therefor.

      Section 4.  Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the Holders shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's certificate of incorporation, as amended, or any certificate(s) of designation, and prior in preference to any distribution to Junior Securities, but on parity with any distribution to the holders of Parity Securities, an aggregate amount equal to the sum of (i) $3,500,000 and (ii) any due but unpaid dividends on the Series C Preferred Stock (the "Liquidation Preference"). For purposes hereof, the "Per Share Liquidation Preference" shall mean the Liquidation Preference divided by [THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK]. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders and the holders of Parity Securities shall be insufficient to permit the payment of the full preferential amounts due to the Holders and the holders of the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders and the holders of the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's certificate of incorporation, as amended, and any certificate(s) of designation relating thereto.

            (b) Upon the completion of the distribution required by Section 4(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's certificate of incorporation, as amended, and any certificate(s) of designation relating thereto.

            (c) Each of (i) the sale, conveyance or disposition of all or substantially all of the assets or Common Stock of the Company; (ii) the voluntary or involuntary dissolution or winding up of the Company; and (iii) a merger or consolidation of the Company in which the Company's stockholders do not retain a majority of the voting power in the surviving entity, shall be treated as a liquidation, dissolution or winding up of the Company (each, a "Liquidation Event") within the meaning of Section 4(a).

            (d) Prior to the closing of a transaction that will result in a Liquidation Event, the Company shall send to the Holders at least twenty (20) days' prior written notice of the date when such Liquidation Event shall take place. Any Holder may elect to convert, pursuant to Section 6, his shares of Series C Preferred Stock prior to a Liquidation Event.

      Section 5. Redemption. The Holders shall not have any right, at any time or under any circumstances, to require the Company to redeem any of the Series C Preferred Stock.

      Section 6.  Conversion of Series C Preferred Stock.

            (a) Voluntary Conversion. Each Holder may, at any time at the sole option of the Holder, convert whole shares of Series C Preferred Stock into one hundred (100) fully-paid and non-assessable shares of Common Stock, subject to adjustment as provided in Section 6(d). The number of shares of Common Stock issuable upon conversion of one (1) share of Series C Preferred Stock is hereafter referred to as the "Conversion Rate").

            (b) Mechanics of Conversion. In order to convert Series C Preferred Stock into shares of Common Stock, the Holder shall (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series C Preferred Stock, and (ii) give written notice to the Company, at its principal office, of the election to convert the Series C Preferred Stock, and shall state in such notice the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such Holder, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. The date of such surrender of the shares of Series C Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

            (c) Automatic Conversion. In the event the Company amends its certificate of incorporation by the Amendment Date to authorize a sufficient number of shares of Common Stock into which all of the issued and outstanding shares of Series C Preferred Stock are convertible, then each then-outstanding share of Series C Preferred Stock shall, by virtue of such conditions and without any action on the part of the Holders, be deemed automatically converted into that number of shares of Common Stock into which the Series C Preferred Stock would then be converted at the then-effective Conversion Rate.

            (d)   Adjustments to Conversion Rate.

                  (i) Adjustment to the Conversion Rate due to Stock Splits, Stock Dividend or Other Similar Event. If, prior to the conversion of all of the outstanding shares of Series C Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Conversion Rate shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Rate shall be proportionately increased.

                  (ii) Adjustment Due to Consolidation, Merger, Exchange of Shares, Recapitalization, Reorganization or Other Similar Event. If, prior to the conversion of all of the outstanding shares of Series C Preferred Stock, there shall be a merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or there is a sale of all or substantially all of the Company's assets that is not deemed to be a liquidation, dissolution or winding up pursuant to
Section 4(a), then the Holders thereafter shall have the right to receive upon conversion of the Series C Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series C Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series C Preferred Stock to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise thereof. The Company shall not effect any transaction described in this Section 6(d)(ii) unless (a) it first gives twenty
(20) days prior written notice of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (during which time the Holder shall be entitled to convert its shares of Series C Preferred Stock into Common Stock to the extent permitted hereby) and (b) the resulting successor or acquiring company (if not the Company) assumes by written instrument the obligation of the Company under this Certificate of Designation, including the obligations of this Section 6(d)(ii).

            (e) Fractional Shares. If any adjustment under Section 6(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher whole number of shares.

            (f) Taxes, etc. The Company will pay any taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Series C Preferred Stock.

            (g) Assurances. The Company will not, by amendment of its certificate of incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

      Section 7. Voting Rights. Except to the extent otherwise expressly provided by the General Corporation Law of the State of Delaware, each share of Series C Preferred Stock shall entitle the Holder thereof to such number of votes as equals the number of shares of Common Stock into which each share of the Series C Preferred Stock is then convertible on all matters to be voted on by the stockholders of the Company.

      Section 8. Protective Provisions. Affirmative consent of the holders of not less than majority of the outstanding shares of Series C Preferred Stock shall be required to approve the following actions:

            (a)   alter  or  change  the  rights,   preferences,   privileges,
restrictions and conditions of the Series C Preferred Stock;

            (b) do any act or thing to reclassify any outstanding class or series of capital stock of the Company into a class or series of capital stock having preferences or priority as to dividends or assets senior to or on parity with the Series C Preferred Stock;

            (c)   alter or amend the Company's certificate of incorporation;

            (d) merge or consolidate with one or more corporations in a transaction pursuant to which the stockholders of the Company hold less than a majority of the voting power of the surviving corporation;

            (e)   sell all or substantially  all of the Company's assets;

            (f)   voluntarily liquidate or dissolve the Company;

            (g) declare or pay a dividend on the Common Stock or Junior Securities (other than a dividend payable solely in shares of Common Stock);

            (h) increase or decrease the size of the authorized number of shares of Series C Preferred Stock; or

            (i) create any new class of securities having preferences senior to or on parity with the Series C Preferred Stock.

      Section 9.  Miscellaneous.

            (a) Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provisions of this Certificate of Designation without the prior written consent or affirmative vote of the holders of not less than a majority of the Series C Preferred Stock outstanding at the time such action is taken.

            (b) Notices. Except as otherwise expressly provided herein, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive office, and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by notice given to the Company by any such holder).

                      [SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

      IN WITNESS WHEREOF, Zenascent, Inc. has caused this Certificate of Designation to be executed this ____ day of September, 2001.

                                    ZENASCENT, INC.


                                    By:---------------------------------------
                                       Name:
                                       Title:

Attest:

By:-------------------------
   Name:
   Title:

                                  Exhibit 5.18

                          Terms to be Contained in the
                          Big Content Merger Agreement

1. Option. Boxing may purchase, for an aggregate of $6.5 million (the "Repurchase Amount"), all of the shares of Acquiror Common Stock issued in the Merger to Livingston Investments. LLC ("Livingston") and Mackin Investments, LLC ("Mackin") (as such shares may be adjusted by reason of stock splits, dividends, recapitalizations and the like, the "Option Shares") from Livingston and Mackin at any time during a five year period commencing the date of the Merger (the "Merger Date"). Twenty percent (20%) of the Option Shares are owned by Mackin and eighty percent (80%) of the Options Shares are owned by Livingston. All amounts paid by Boxing to Livingston and Mackin shall be paid in a 4/1 proportion with 4 to Livingston and 1 to Mackin. Upon receipt by either party of payment of $100,000 from Boxing, Livingston or Mackin, as the case may be, shall convey to Acquiror one/sixty-fifth (1/65th) of the Option Shares. Any dividends or distributions of any kind received by Livingston and Mackin from Acquiror during the period prior to full payment of the Repurchase Amount shall be deemed to be payment by Boxing of a portion of the Repurchase Amount and Boxing shall receive appropriate credit therefor.

2.    Partial Payments of Put Amount.

          2.1. Beginning the week following the Merger Date, Boxing shall make weekly payments of $5,000 to Livingston as partial payment for the Option Shares. If reasonably practicable, Boxing shall add Livingston to ADP for such payments; provided, that any such payments by ADP shall not be reflected as employee income subject to withholding of any kind. If Boxing makes all such weekly payments that are due on or before the fifth (5th) anniversary of the Merger Date and no weekly payments are more than forty-five (45) days past due at any time, the Put Right (as defined below) shall be delayed by one (1) additional year. If that additional year's weekly payments are made before the expiration of that year and no weekly payments are more than forty-five (45) days past due ("timely payment"), then the Put Right will be delayed an additional year, with further extensions available for timely payment with a maximum extension until the tenth (10th) anniversary of the Merger Date. As long as Boxing has made all of the payments described in this Section 2.1 on a timely basis, then an annual salary of $250,000 may be paid to Kushner by CKB, CKP or any affiliated entity as a combined total without triggering matching payment provision to Livingston under Section 5.1.

          2.2. If CKB or CKP receives a net payment or payments related to a particular fighter or event in excess of $500,000.00, then Livingston shall receive 10% of the gross revenues from that event within 15 days from receipt by CKB or CKP, as the case may be. Any payment pursuant to this Section 2.2 shall not apply against the weekly schedule described in Section 2.1 but shall be applied to lower the Repurchase Amount.

3. Accelerated Payment Discount. If (a) Boxing makes all weekly payments that are due pursuant to Section 2.1 on or before the fifth anniversary of the Merger Date, (b) no weekly payments are more than twenty-one (21) days past due at any time and (c) on or before the fifth anniversary of the Merger Date, Livingston and Mackin have received an aggregate of $4.5 million pursuant to Section 2 and Section 5, the Repurchase Amount shall be deemed reduced by $1 million and 2/13ths of the Option Shares shall be transferred and delivered to Acquiror.

4. Put. Following the fifth anniversary of the Merger Date (as such date may be extended in accordance with Section 2.1, the "Put Trigger Date"), Livingston and Mackin shall have the right, by written notice to CKP with a copy to Kushner and DiLorenzo, to put to Boxing any of the Option Shares then not purchased by Boxing for the pro rata portion of the Repurchase Amount related to such remaining Option Shares (the "Put Amount"). If (a) such put is not satisfied within 60 days of receipt of such written notice (the "Put Closing Date") or (b) as of the Put Closing Date all assets, funds and borrowings of Boxing and CKP (the "Available Funds") are insufficient to permit the payment of the full the Put Amount, Livingston shall have the right to cause CKP to immediately effect
(i) a sale of the debt or equity securities of Boxing and/or CKP, (ii) a sale or transfer of all or a portion of the assets of Boxing and/or CKP, (iii) a merger, consolidation or other business combination of Boxing and/or CKP and/or any of their subsidiaries or (iv) any other transaction (including liquidation, dissolution or winding up of Boxing and/or CKP and/or their subsidiaries) to enable Boxing to pay and discharge the Put Amount.

5. Restrictions. During the Option/Put Period, CKB, Kushner and DiLorenzo shall be subject to the following restrictions:

          5.1. Neither Kushner nor DiLorenzo shall transfer, sell, pledge, hypothecate or otherwise encumber the shares of preferred stock of Acquiror or Acquiror Common Stock without the express written consent of English, as Manager of Livingston, except that Kushner and DiLorenzo may each sell up to one-half of the Merger Shares, and upon any such sale, the amount received by Kushner or DiLorenzo, as the case may be, shall be distributed one-half to Livingston, to satisfy the Repurchase Amount, and one-half to the party whose stock was sold. In addition, any dividends or distributions preferred stock of Acquiror or Acquiror Common Stock received by Kushner or DiLorenzo shall be distributed one-half to Livingston. Following any such distribution to Livingston, Livingston shall convey and transfer to the person making such payment one-sixty-fifth of the Option Shares for each $100,000 so paid.

          5.2. Salaries or advances paid from either CKB or CKP to either DiLorenzo or Kushner shall be subject to a matching distribution to Livingston. A salary or advances paid to DiLorenzo from CKP, CKB or any affiliated entity up to $175,000 on a combined basis annually shall be not be considered a distribution subject to consent and a match.

          5.3. For so long as any amount remains outstanding against the Repurchase Amount, CKP shall not sell, convey or otherwise transfer any of its properties or assets other than in the ordinary course of business unless such transfer is consented to by Livingston.

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